Exhibit 99.(J)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 28, 2014, in the Registration Statement (Form N-1A) of Direxion Funds (consisting of Direxion Hilton Tactical Income Fund) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 154/155 under the Securities Act of 1933 (Registration No. 333- 28697).

/s/ Ernst & Young LLP

New York, New York
December 23, 2014